EXHIBIT 10.6

RESCISSION AGREEMENT TO THE

QUOTA SHARE REINSURANCE AGREEMENT
BY AND AMONG

UNITED SPECIALTY INSURANCE COMPANY

AND

CRUSADER INSURANCE COMPANY

AND

UNIFAX INSURANCE SYSTEMS, INC.

THIS RESCISSION AGREEMENT TO THE QUOTA SHARE REINSURANCE AGREEMENT (“Agreement”) dated April 1, 2020, is made and entered into by and among UNITED SPECIALTY INSURANCE COMPANY ("United Specialty"), CRUSADER INSURANCE COMPANY ("Crusader"), and UNIFAX INSURANCE SYSTEMS, INC. ("Unifax"). Crusader, United Specialty and Unifax are collectively the “Parties.”

RECITALS

WHEREAS, Crusader, United Specialty and Unifax are Parties to a certain Quota Share Reinsurance Agreement (“Reinsurance Agreement”) effective April 1, 2020. Pursuant to the Reinsurance Agreement, Crusader agrees to reinsurer 100% of commercial business policies underwritten by United Specialty which are produced by Unifax as the general agent of United Specialty.

WHEREAS, the parties now desire to unwind and rescind the transactions referenced in the Reinsurance Agreement.

NOW, THEREFORE, in consideration of the recitals and mutual covenants of the Parties, each of the Parties agrees as follows:

1.	Rescission. The Parties hereby rescind the Reinsurance Agreement effective as of April 1, 2020.

2.	Effect of Rescission. The Parties agree that the rescission of the Reinsurance Agreement is and shall be absolute, unconditional and without reservation of any rights, duties, privileges or obligations of any Party under the Reinsurance Agreement. The Parties further agree that by this Agreement, the Reinsurance Agreement shall be deemed and construed never to have existed. No Policies were deemed issued, and no premium was deemed written, collected or reported pursuant to the Reinsurance Agreement.

3.	Miscellaneous.
(a)	Assignment. This Agreement shall be binding upon the Parties hereto, together with their respective successors. None of the Parties hereto may assign any of their rights or obligations under this Agreement.
(b)	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
(c)	Entire Agreement. This Agreement is the entire agreement between the parties and supersedes any and all previous agreements, written or oral, and amendments thereto with respect to the subject matter hereof.
(d)	Governing Law. This Agreement has been made and entered into in the State of Texas and the Agreement shall be subject to and construed under the laws of the State of Texas.
(e)	Notification to the Department. Crusader may notify the California Department of Insurance of the Rescission promptly after the execution of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto by their respective duly authorized representatives have executed this Agreement as of the date first above written.

CRUSADER INSURANCE COMPANY

BY: /s/ Ronald A. Closser

ITS: President/CEO

DATE:11/21/2020

UNIFAX INSURANCE SYSTEMS, INC.

BY: /s/ Ronald A. Closser

ITS: President/CEO

DATE:11/21/2020

UNITED SPECIALTY INSURANCE COMPANY

BY: /s/ David Cleff

ITS: EVP

DATE:11/24/2020